Exhibit 5
December 1, 2008
American Oil & Gas, Inc.
1050 17th Street, Suite 2400
Denver, Colorado 80265
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to American Oil & Gas, Inc., a Nevada corporation (the “Corporation”), in connection with a Registration Statement (the “Registration Statement”) on Form S-3 filed by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of $75,000,000 aggregate principal amount of (the “Registered Securities”): (i) the Corporation’s unsecured senior debt securities (the “Senior Debt Securities”); (ii) the Corporation’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and collectively with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Corporation; (iv) shares of preferred stock, (the “Preferred Stock”), of the Corporation; (v) warrants to purchase any of the securities described in clauses (i) to (iv) (collectively, the “Warrants”); (vi) the Corporation’s stock purchase contracts obligating holders to purchase Common Stock at a future date or dates (the “Stock Purchase Contracts”); and (vii) the Corporation’s stock purchase units (the “Stock Purchase Units”), consisting of Stock Purchase Contracts and either Debt Securities or debt securities of third parties, including U.S. treasury securities.
          Each series of Senior Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Senior Debt Indenture”) relating to Senior Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into between the Corporation and a trustee chosen by the Corporation and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Senior Indenture Trustee”). Each series of Subordinated Debt Securities will be issued pursuant to an indenture (as amended or supplemented from time to time, the “Subordinated Debt Indenture”) relating to Subordinated Debt Securities in the form filed as an exhibit to the Registration Statement proposed to be entered into between the Corporation and a trustee chosen by the Corporation and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Subordinated Indenture Trustee”). Each Warrant will be issued pursuant to a warrant agreement (a “Warrant Agreement”) substantially in the applicable form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated into the Registration Statement by reference. Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement (the “Stock Purchase Contract Agreement”) substantially in a form that will be filed as an exhibit to a

American Oil & Gas, Inc.
December 1, 2008

post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Stock Purchase Unit will be issued pursuant to a unit agreement (the “Unit Agreement”) substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference.
          We have examined such documents and records as we deemed appropriate, including the following:
(i)	The Corporation’s Articles of Incorporation, as amended.

(ii)	The Corporation’s Amended and Restated Bylaws.

(iii)	Resolutions duly adopted by the Board of Directors of the Corporation authorizing the filing of the Registration Statement.

(iv)	The Registration Statement and exhibits thereto.
          In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Corporation, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.
          Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of any series of Senior Debt Securities, (b) the Senior Debt Securities shall have been issued in the form and containing the terms set forth in the Registration Statement, the Senior Debt Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Securities Exchange Commission (the “Commission”) and any other regulatory authorities are obtained, and (d) the Senior Debt Securities have been authenticated by the Senior Indenture Trustee, then, upon the happening of such events, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     2. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Subordinated Debt Indenture and any supplemental indentures and the terms of any series of Subordinated Debt Securities, (b) the Subordinated Debt Securities shall have been issued in the form and containing the terms set forth

American Oil & Gas, Inc.
December 1, 2008

in the Registration Statement, the Subordinated Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Subordinated Debt Securities have been authenticated by the Subordinated Indenture Trustee, then, upon the happening of such events, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     3. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) Common Stock shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action, and (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     4. When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Nevada, (b) such certificate of designation shall have been executed by duly authorized officers of the Corporation and so filed by the Corporation, all in accordance with the laws of the State of Nevada, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Corporation against payment therefor in accordance with such corporate action, and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Corporation in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     5. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     6. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts) and (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly

American Oil & Gas, Inc.
December 1, 2008

authorized officers of the Corporation against payment in the manner provided for in the Stock Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
     7. When, as and if (a) the appropriate corporate action has been taken by the Corporation to authorize the form, terms, execution and delivery of the Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Corporation against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.
          Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
We assume for purposes of this opinion that the Corporation is and will remain duly organized, validly existing and in good standing under Nevada law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.

Very truly yours, /s/ Patton Boggs LLP Patton Boggs LLP